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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of BEA Systems, Inc. for the registration of the shares of its common stock issued in connection with the acquisition of WebLogic, Inc. and to the incorporation by reference therein of our report dated February 24, 1998, with respect to the Consolidated Financial Statements of BEA Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 1998; our report dated February 24, 1998, except for Note 18, as to which the date is September 10, 1998, with respect to the Supplemental Consolidated Financial Statements of BEA Systems, Inc. included in its current report on Form 8-K dated September 10, 1998; and our report dated February 24, 1998, except for Note 18, as to which the date is September 30, 1998, with respect to the Supplemental Consolidated Financial Statements of BEA Systems, Inc. included in its current report on Form 8-K/A dated October 29, 1998 and filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
October 29, 1998